EXHIBIT INDEX

(a)(2)   Articles of Amendment, dated June 16, 1999.

(g)(1) Custodian Agreement between Registrant on behalf of IDS Equity Value Fund, AXP Small Cap Advantage Fund and IDS Strategy Aggressive Fund, and American Express Trust Company, dated April 8, 1999.

(i) Opinion and Consent of Counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.